Exhibit 10.3

March 2, 2023

Holder of Preferred Investment Options to Purchase Common Stock

Re: Amendment to Existing Preferred Investment Options

Dear Holder:

Reference is hereby made to the private placement on or about the date hereof (the “Offering”) by Arcadia Biosciences, Inc. (the “Company”) of shares of common stock, par value $0.001 per share (“Common Stock”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Existing Preferred Investment Options (as defined below) by reducing the Exercise Price (as defined therein) of the Existing Preferred Investment Options and Warrants to $___ per share (the “Preferred Investment Option Amendment”). The Preferred Investment Option Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

“Existing Preferred Investment Options” means, the Holder’s existing Preferred Investment Options and/or Common Stock purchase warrants to purchase up the number of shares of Common Stock as set forth on the Holder’s signature page attached hereto.

This Preferred Investment Option Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Preferred Investment Option Amendment shall be null and void and the provisions of the Existing Preferred Investment Options in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Preferred Investment Options shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Preferred Investment Option Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Preferred Investment Options that reflect the Preferred Investment Option Amendment in exchange for the surrender for cancellation of the Holder’s Existing Preferred Investment Options to be amended as provided herein. In addition, the Company shall file prospectus supplements to the applicable registration statements in connection with the amendments hereunder on the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

arcadia biosciences, Inc.

By: _____________________

Name:

Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Existing Preferred Investment Options: ____________________

Issue Date: __________ shares underlying Preferred Investment Options: ____________

Issue Date: __________ shares underlying Preferred Investment Options: ____________

Issue Date: __________ shares underlying Preferred Investment Options: ____________

Issue Date: __________ shares underlying Preferred Investment Options: ____________

[Signature Page to RKDA Preferred Investment Option Amendment Agreement]

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